Lake Village Apartments, L.P.


                          Independent Auditors' Report
                            and Financial Statements


                          Year Ended December 31, 2002













                       Altschuler, Melvoin and Glasser LLP
                  Certified Public Accountants and Consultants

Lake Village Apartments, L.P.
Table of Contents
Year Ended December 31, 2002
--------------------------------------------------------------------------------



                                                                            Page

Independent Auditors' Report                                                   1

Financial Statements

     Balance Sheet                                                             2

     Statement of Operations                                                   3

     Statement of Changes in Partners' Equity                                  4

     Statement of Cash Flows                                                   5

     Notes to the Financial Statements                                       6-8

    Altschuler, Melvoin and Glasser LLP
    Certified Public Accountants and Consultants A
    California Limited Liability Partnership


Independent Auditors' Report


To the Partners
Lake Village Apartments, L.P.

We have audited the accompanying balance sheet of Lake Village Apartments, L.P. as of December 31, 2002 and the related statements of operations, changes in partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lake Village Apartments, L.P. as of December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.


/s/ Altschuler, Melvoin and Glasser LLP

Los Angeles, California
October 8, 2003





















6320 Canoga Avenue, Suite 600, Woodland Hills, California 91367
818.883.3905
--------------------------------------------------------------------------------


Lake Village Apartments, L.P.
Balance Sheet
December 31, 2002
-------------------------------------------------------------------------------------------------------------------------------
Assets

Rental property

    Land                                                                                                     $         111,287
    Buildings                                                                                                        6,321,563
    Furniture and equipment                                                                                              5,213
                                                                                                             ------------------
                                                                                                                     6,438,063
    Less accumulated depreciation                                                                                       75,220
                                                                                                             ------------------
                                                                                                                     6,362,843
                                                                                                             ------------------

Other assets

    Cash                                                                                                                   486
    Prepaid insurance                                                                                                    2,367
    Due from managing general partner                                                                                  200,000
    Miscellaneous current assets                                                                                           308
    Tenant security deposits                                                                                               131
    Interest reserve                                                                                                     9,387
    Loan escrow                                                                                                        912,111
    Deferred loan costs                                                                                                 42,522
                                                                                                             ------------------
                                                                                                                     1,167,312
                                                                                                             ------------------

                                                                                                             $       7,530,155
                                                                                                             ==================

Liabilities and Partners' Equity

Liabilities

Loans payable                                                                                                $       3,042,462
    Accrued interest                                                                                                    62,797
    Accrued property taxes                                                                                               1,299
    Accounts payable                                                                                                     3,897
    Due to management agent                                                                                             20,974
    Developer fee payable                                                                                              386,892
    Tenant security deposits                                                                                             4,459
    Due to limited partner                                                                                              51,343
    Other accruals                                                                                                      13,150
                                                                                                             ------------------
                                                                                                                     3,587,273

Partners' equity                                                                                                     3,942,882
                                                                                                             ------------------

                                                                                                             $       7,530,155
                                                                                                             ==================








-------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.                                                        2


Lake Village Apartments, L.P.
Statement of Operations
Year Ended December 31, 2002
--------------------------------------------------------------------------------------------------------------------------------

Revenue

    Apartment rentals                                                                                        $           40,182
    Interest income                                                                                                      20,043
    Other revenue                                                                                                         3,821
                                                                                                             -------------------
                                                                                                                         64,046
                                                                                                             -------------------

Expenses

    Administrative
       Advertising and marketing                                                                                         11,927
       Other renting expenses                                                                                             2,430
       Office expenses                                                                                                    3,725
       Management fee                                                                                                     6,250
       Manager salary                                                                                                     8,404
       Audit expense                                                                                                      9,000
       Bad debts                                                                                                         11,177
       Miscellaneous administrative expenses                                                                              2,993
                                                                                                             -------------------
                                                                                                                         55,906
                                                                                                             -------------------
    Utilities                                                                                                            10,455
                                                                                                             -------------------
    Operating and maintenance
       Payroll                                                                                                            7,187
       Miscellaneous operating and maintenance expenses                                                                   4,712
                                                                                                             -------------------
                                                                                                                         11,899
                                                                                                             -------------------

    Depreciation                                                                                                         75,220
                                                                                                             -------------------
    Taxes and insurance
       Real estate taxes                                                                                                  2,598
       Property and liability insurance                                                                                   1,353
                                                                                                             -------------------
                                                                                                                          3,951
                                                                                                             -------------------
    Financial

       Interest on loans                                                                                                 36,276
       Miscellaneous financial expenses                                                                                   4,379
                                                                                                             -------------------
                                                                                                                         40,655
                                                                                                             -------------------

                                                                                                                        198,086
                                                                                                             -------------------

Net loss                                                                                                     $         (134,040)
                                                                                                             ===================











--------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.                                                        3


Lake Village Apartments, L.P.
Statement of Changes in Partners' Equity
Year Ended December 31, 2002
-------------------------------------------------------------------------------------------------------------------------

                                                                          Limited            General
                                                                          Partners           Partners         Total
                                                                       --------------   --------------   ----------------
Balance, January 1, 2002                                               $   2,777,438    $    220,502    $    2,997,940

Capital contributions                                                      1,078,982                         1,078,982

Net loss, 2002                                                              (134,027)            (13)         (134,040)
                                                                       --------------   --------------   ----------------

Balance, December 31, 2002                                             $   3,722,393    $    220,489    $    3,942,882
                                                                       ==============   ==============  =================























-------------------------------------------------------------------------------------------------------------------------

See accompanying notes.                                                        4

Lake Village Apartments, L.P.
Statement of Cash Flows
Year Ended December 31, 2002
---------------------------------------------------------------------------------------------------------------------------

Operating activities
   Net loss                                                                                                   $   (134,040)
   Depreciation                                                                                                     75,220
   Changes in
       Prepaid property insurance                                                                                   (2,367)
       Miscellaneous current assets                                                                                   (308)
       Tenant security deposits                                                                                       (131)
       Interest reserve                                                                                             10,330
       Accrued interest                                                                                             54,904
       Accrued property taxes                                                                                        1,299
       Accounts payable                                                                                              3,897
       Due to management agent                                                                                      20,974
       Tenant security deposits                                                                                      4,459
       Other accrued expenses                                                                                       13,150
                                                                                                              --------------
   Net cash provided by operating activities                                                                        47,387
                                                                                                              --------------

Investing activities
   Payment of construction costs                                                                                (2,881,387)
   Releases from loan escrow                                                                                       348,889
                                                                                                              --------------
   Net cash used in investing activities                                                                        (2,532,498)
                                                                                                              --------------
Financing activities
   Proceeds from loans payable                                                                                   1,462,759
   Payments of loan fees                                                                                           (25,709)
   Repayment of advances from limited partner                                                                      (30,435)
   Capital contributions                                                                                         1,078,982
                                                                                                              --------------
   Net cash provided by financing activities                                                                     2,485,597
                                                                                                              --------------

Net increase in cash and cash at end of year                                                                  $        486
                                                                                                              ==============

Supplemental disclosure of cash flow information
   Cash paid during the year for interest                                                                     $     91,180
                                                                                                              ==============

Supplemental schedule of noncash investing and financing activities
  Unpaid development fee capitalized to building                                                              $    386,892
  Decrease in buildings due to an insurance reimbursement paid                                                ==============
  directly to the managing general partner                                                                    $    200,000
                                                                                                              ==============




----------------------------------------------------------------------------------------------------------------------------
See accompanying notes.                                                        5

Lake Village Apartments, L.P.
Notes to the Financial Statements
Year Ended December 31,2002
--------------------------------------------------------------------------------
Note 1 Nature of Activities and Summary of Significant Accounting Policies

     Organization-Lake Village Apartments, L.P. (the "Partnership") was formed as an Illinois limited partnership on April 14, 1998. Effective December 18, 2000, the Partnership executed an amended and restated agreement of limited partnership which included the admission of two new limited partners and the withdrawal of the original limited partners. Effective November 8, 2001, the Partnership executed the third amendment to the amended and restated agreement of limited partnership (the "Agreement") to provide for the replacement of the managing general partner. Shelter Resource Corporation ("Shelter"), a California corporation, and Quad Cities Redevelopment Resources, Inc., a nonprofit Illinois corporation, are the managing general partner and general partner, respectively. Each general partner has a .005% partnership interest. WNC Housing Tax Credit Fund VI, L.P., Series 7 is the limited partner and WNC Housing, L.P. is the special limited partner. The limited partner has a 99.98% partnership interest and the special limited partner has a .01% partnership interest.

     Items of income and loss and cash distributions are allocated based generally on the partners' respective ownership interests as set forth in the Agreement; however, for sale or refinancing transactions, different ratios may prevail as set forth in the Agreement.

     The Partnership was formed to acquire land and to construct and operate a residential apartment project located in Kewanee, Illinois (the "Project"). The Project consists of three residential apartment buildings including a total of 50 units, 39 of which are available for occupancy by qualified low-income tenants and the remaining 11 units are available for occupancy by market rate tenants (20 two- and 30 three-bedroom units). A portion of the Project has been designed to meet the demand for affordable housing and is eligible to receive federal low-income housing tax credits, which are allocated to the partners. The Project was completed in August 2002. Future operations could be affected by changes in economic or other conditions in that geographical area or by changes in federal low-income housing subsidies or the demand for such housing.

     Pursuant to the Agreement, the limited partner is to make capital contributions totaling $3,833,980. As of December 31, 2002, the limited partner has contributed the full amount as set forth in the Agreement.

     Estimates-In preparing financial statements in conformity with U.S. generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Rental Property and Depreciation-Rental property is stated at cost, including acquisition and rehabilitation. Depreciation is provided for on the straight-line method over the estimated useful lives of the buildings and improvements. For income tax purposes, depreciation is provided for using accelerated and straight-line methods over the cost recovery periods
     prescribed  in  the  Internal   Revenue  Code.

     Impairment of Long-Lived Assets-The Partnership reviews long-lived assets to determine whether there has been any permanent impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the assets, the Partnership recognizes an impairment loss. No impairment loss was recognized for the year ended December 31, 2002.




--------------------------------------------------------------------------------

Lake Village Apartments, L.P.
Notes to the Financial Statements
Year Ended December 31, 2002
--------------------------------------------------------------------------------

Note 1 Nature of Activities and Summary of Significant Accounting Policies, Continued

     Rental Revenue-Rental revenue is principally derived from one-year or shorter leases on apartment units, which are accounted for as operating leases. Accordingly, rental revenue is recorded as revenue when the rentals become due.

     Income   Taxes-No   provision  has  been  made  for  income  taxes  in  the
     accompanying financial statements since such taxes, if any, are the liability of the respective partners.

Note 2 Loans Payable

Effective in May 2001, the Partnership entered into a construction and term loan agreement with the Illinois Housing Development Authority ("IHDA") for $1,261,000. The loan is secured by a first deed of trust and an assignment of rents and leases. The entire proceeds of the loan were deposited into an escrow account controlled by a trustee. The trustee invests the amount held in the escrow account. As of December 31, 2002, the escrow account and note payable amounted to $912,111 and $1,261,000, respectively. Prior to the trustee making the final disbursement from the escrow account (the "Final Closing Date"), the Partnership shall pay only interest on the construction loan at the rate of 7.37% per annum. Commencing on the Final Closing Date, the loan will be converted into an amortizable loan that amortizes over a term of 40 years. During 2002, the Partnership incurred interest costs in the amount of $92,935, of which $69,767 was capitalized.

On May 14, 2001, the Partnership entered into a loan agreement with IHDA in the original amount of $750,000 for construction financing. The loan bears interest at 1% per annum and requires monthly interest payments of $417 from June 2002 through June 2012. The loan requires monthly principal and interest payments of $1,458 from July 2012 through June 2016. Commencing in July 2016, the loan requires monthly principal and interest payments of $2,083. The loan matures in May 2042 and is secured by a second deed of trust on the rental property. As of December 31, 2002, the loan has a balance of $751,462.

In January 2002, the Partnership obtained a commercial loan from Valley State Bank (the "Bank"), Eldridge, Iowa, for $650,000 bearing interest at a rate of 8% per annum. Unpaid interest and principal are due in March 2004. The loan is secured by an assignment of general partnership interests in the Project and an assignment of insurance proceeds. Accrued interest on the loan amounted to $47,263 as of December 31, 2002. During 2002, the Partnership incurred interest costs on this loan in the amount of $47,263, of which $34,156 was capitalized.

During 2002, the Partnership obtained a line of credit ("LOC") note from the Bank in the amount of $380,000. The LOC note is noninterest-bearing and upon the payment of the Bank's commercial loan, the Partnership will be obligated to repay only $200,000 of the note.

Note 3 Related Party Transactions

     Development Fees-The Partnership originally entered into a development agreement with the former developer and managing general partner in which the developer would receive a development fee of $513,418. The former developer was paid a development fee of $126,526 prior to the assignment of his interest in the development agreement to Shelter effective November 8, 2001. As of December 31, 2002, the Partnership capitalized $513,418 of development fees, of which $386,892 is payable to Shelter. Development fees will be paid to the extent of available cash flow in accordance with the Agreement. No payments were made during 2002.



--------------------------------------------------------------------------------
                                                                               7

Lake Village Apartments, L.P.
Notes to the Financial Statements
Year Ended December 31, 2002
--------------------------------------------------------------------------------
Note 3 Related Party Transactions, Continued

     Reporting Fee-Pursuant to the Agreement, the limited partner is entitled to receive a cumulative annual reporting fee equal to $1,000 for its services in monitoring the operations of the Partnership and for services in connection with the Partnership's accounting and reporting matters. The fee is payable out of net operating income in accordance with the Agreement.

     Incentive Management Fee-Pursuant to the Agreement, the managing general partner is entitled to receive a noncumulative annual incentive management fee equal to 35% of the net operating income remaining after reduction for the payments made for the reporting fee and development fee. The fee is payable 75 days after year-end. No such fee was incurred during 2002.

     Tax Credit Compliance Fee-Pursuant to the Agreement, the managing general partner is entitled to receive a noncumulative annual tax credit compliance fee equal to 35% of the net operating income remaining after reduction for the payments made for the reporting fee and development fee. The fee is payable upon completion and delivery of the annual audit. No such fee was incurred during 2002.

     Advances from Limited Partner-Advances from limited partner are unsecured, noninterestbearing and repayable from surplus cash.

     Insurance Proceeds-During construction, the Project suffered rain damage and received insurance proceeds of $200,000 which were deposited in a certificate of deposit cash account at the Bank and held by Shelter.

Note 4 Management Agreement

The Project is managed by Signature Management Company, an unrelated party. The management agreement provides for a monthly management fee of $30 per unit through November 2002, and $35 per unit effective December 2002. The management fee incurred during 2002 was $6,250.













--------------------------------------------------------------------------------
                                                                               8